Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of MusclePharm Corporation of our report dated March 29, 2021, relating to the consolidated financial statements of MusclePharm Corporation and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

June 16, 2022